[LETTERHEAD] WELLS FARGO

                                  July 1, 2001

John Santos, Chief Financial Officer
Staar Surgical Company
1911 Walker Avenue
Monrovia, CA 91016

Dear Mr. Santos:

     This letter amendment (this "Amendment") is to confirm the changes agreed upon between WELLS FARGO BANK, NATIONAL ASSOCIATION ("Bank") and STAAR SURGICAL COMPANY ("Borrower") to the terms and conditions of that certain letter agreement between Bank and Borrower dated as of October 31, 2000, as amended from time to time (the "Agreement"). For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree that the Agreement shall be amended as follows to reflect said changes.

     1. Paragraph V.3 (d) is hereby relettered as Paragraph V.3 (e) and the following is hereby added to the Agreement as the new Paragraph V.3. (d):

               "(d) no later than July 30, 2001, a detailed financial plan in form and substance satisfactory to Bank."

     2. Paragraph V.10 is hereby deleted in its entirety, and the following substituted therefor:

               "10. Liquidity. Maintain unencumbered liquid assets (defined as
                    ---------
          cash, cash equivalents and/or publicly traded/quoted marketable securities acceptable to Bank) held with Bank having an aggregate fair market value not at any time less than Two Million Dollars ($2,000,000.00)."

     3. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification. All terms defined in the Agreement shall have the same meaning when used herein. This Amendment and the Agreement shall be read together, as one document.

     4. Borrower hereby remakes all representations and warranties contained in the Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of Borrower's acknowledgment set forth below there exists no default or defined event of default under the Agreement or any promissory note or other contract, instrument or document executed in connection therewith, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute such a default or defined event of default.

Staar Surgical Company
July 1, 2001
Page 2

     Your acknowledgment of this Amendment shall constitute acceptance of the foregoing terms and conditions.

                                                     Sincerely,

                                                     WELLS FARGO BANK,
                                                     NATIONAL ASSOCIATION


                                                     By:
                                                         --------------------
                                                         Nancy Martorano
                                                         Vice President

Acknowledged and accepted as of 6/30/01 :
                                -------
STAAR SURGICAL COMPANY


By: /s/ John Santos
    ---------------
    John Santos
    Chief Financial Officer